Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Lifecore Biomedical Reports Second Quarter Fiscal Year 2023 Results
Company Announces Intention to Explore Strategic Alternatives
Signs Term Sheet with Key Customer to Materially Expand Commercial Relationship
Expands Development Pipeline from 24 to 25 Active Projects as of Fiscal Second Quarter-end
Subsequently Transitioned Three Projects to Commercialization with FDA Approval in Fiscal Third Quarter, Expanding Commercial Products from 26 to 29 with 14 Customers
Fiscal Second Quarter Earnings Call Scheduled for March 17th, 2023 at 8:30 am Eastern Time

CHASKA, MN – March 16, 2023 - Lifecore Biomedical, Inc. (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), reported results for the fiscal 2023 second quarter ended November 27, 2022.

ANNOUNCEMENT OF INTENTION TO EXPLORE STRATEGIC ALTERNATIVES:
Concurrently with the issuance of this press release, Lifecore also announced its intention to explore the Company’s potential strategic alternatives to maximize value for stockholders, which may include an evaluation of a potential sale of the Company, potential debt or equity financing transactions, or other possible strategic transactions.

CEO COMMENTS:
James G. Hall, President and Chief Executive Officer of Lifecore, commented, "We continue to make important progress toward unlocking the potential of Lifecore as a CDMO business and today announced that we intend to explore the Company’s strategic alternatives to maximize value for our stockholders. Today, we also announced the entry into a term sheet with an existing customer that contemplates a meaningful expansion of our relationship with this customer and includes substantial up-front payments, demonstrating the quality of our development portfolio as well as the benefits of our significant capacity investment strategy we have executed over the past several years. During the second quarter, our revenues and adjusted EBITDA were negatively impacted by timing differences resulting from delayed customer orders and postponed onboarding of new development projects. Despite these issues and the near term challenges the Company faces with its current capital structure, we believe Lifecore remains an excellent business with attractive growth characteristics and a compelling development pipeline that we intend to convert into stockholder value."

LIFECORE FISCAL SECOND QUARTER 2023 BUSINESS HIGHLIGHTS:
As previously reported, on December 13, 2021, the Company closed on the sale of its Curation Foods' fresh packaged salads and vegetables business (the “Eat Smart Disposition”), and as such, those results are reflected as discontinued operations in all periods presented within the Company’s financial statements reported herein. The operations associated with the Company's remaining

Curation Foods assets are reflected as part of the Curation Foods segment in all periods presented within the Company’s financial statements reported herein.
•Consolidated revenues of $38.8 million, a decrease of (10.7)% year-over-year.
•Consolidated gross profit of $7.1 million, a decrease of $7.6 million, or 51.7% year-over-year, primarily due to a $5.0 million decline in the Lifecore segment due to decreased revenue and unfavorable sales mix, and a $2.6 million decline in Curation Foods due to the impact from lower sales volume in combination with higher fruit costs.
•Consolidated net loss from continuing operations of $12.4 million, which includes a non-cash intangibles impairment charge of $1.3 million related to the avocado products business and $4.1 million of restructuring and other non-recurring charges such as legal expenses, both net of tax.
•Consolidated adjusted EBITDA of $(0.4) million, compared to $8.2 million in the prior year period.
•Lifecore segment EBITDA of $3.0 million, compared to $9.1 million in the prior year period, reflecting timing of sales and unfavorable mix versus the prior year period.

CONSOLIDATED FISCAL SECOND QUARTER 2023 RESULTS:
Fiscal second quarter 2023 results compared to fiscal second quarter 2022 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	November 27, 2022	November 28, 2021	Amount	%
Revenues	$38,802	$43,452	$(4,650)	(11)%
Gross profit	7,108	14,715	(7,607)	(52)%
Net income (loss)	(12,449)	4,229	(16,678)	N/M
Adjusted net income (loss)*	(7,005)	5,497	(12,502)	N/M
Diluted net income (loss) per share	(0.42)	0.14	(0.56)	N/M
Adjusted diluted net income (loss) per share*	(0.24)	0.19	(0.43)	N/M
EBITDA*	(5,800)	(35,866)	30,066	84%
Adjusted EBITDA*	(357)	8,204	(8,561)	N/M
* See “Non-GAAP Financial Information” at the end of this release as to how the Company defines these non-GAAP financial measures and for a reconciliation thereof.

Revenues decreased $4.7 million year-over-year, which was primarily a result of a $3.3 million decrease in Lifecore segment revenues.
Gross profit decreased $7.6 million year-over-year. Results were driven by a $5.0 million decrease in the Lifecore segment and a $2.6 million decrease in the Curation Foods segment.
Net loss from continuing operations decreased $16.7 million to a loss of $12.4 million for fiscal second quarter 2023, which includes a non-cash intangibles impairment charge of $1.3 million related to the avocado products business and $4.1 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with Project SWIFT. This compares to net income of $4.2 million in the prior year period, which includes $1.3 million of restructuring and non-recurring charges, net of tax, related to consolidating and optimizing operations associated with Project SWIFT.

SEGMENT RESULTS:
Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 27, 2022	November 28, 2021	Amount	%	November 27, 2022	November 28, 2021	Amount	%
Revenue:
CDMO	$16,032	$21,363	$(5,331)	(25)%	$34,279	$39,152	$(4,873)	(12)%
Fermentation	5,659	3,583	2,076	58%	11,114	7,746	3,368	43%
Total revenue	$21,691	$24,946	$(3,255)	(13)%	$45,393	$46,898	$(1,505)	(3)%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value-added services to biopharmaceutical and medical device companies. Lifecore continues to seek to drive growth with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.
In the fiscal second quarter 2023, Lifecore realized total revenues of $21.7 million, representing a decline of (13.0)% as compared to the prior year period, primarily driven by a 25.0% decrease in its CDMO business, which was partially offset by a 57.9% increase in its Hyaluronic Acid (HA) raw material manufacturing (fermentation) business. The decrease in CDMO revenue was primarily due to a shift in the timing of shipments to customers, and lower development revenue associated with a delay in onboarding new customers. The increase in HA raw material manufacturing revenue was primarily due to a deviation in shipment timing in the prior year period, which was influenced by excess channel inventory as a result of the global pandemic’s negative impact on elective procedures.

Lifecore's development pipeline increased to 25 active development programs under contract as of the end of fiscal 2023 second quarter. These projects are delineated as follows: early phase or proof of concept (7), Phase 1 and Phase 2 clinical development (9), and Phase 3 clinical development or scale-up/commercial validation activity (9). Lifecore currently manufactures 26 commercial products for 13 clients, which remains unchanged from fiscal first quarter 2023.
Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 27, 2022	November 28, 2021	Amount	%	November 27, 2022	November 28, 2021	Amount	%
Revenue:
Olive oil and vinegars	$2,196	$2,508	$(312)	(12)%	$4,755	$4,848	$(93)	(2)%
Avocado products	14,915	15,381	(466)	(3)%	32,009	32,343	(334)	(1)%
Technology	—	617	(617)	(100)%	—	995	(995)	(100)%
Total revenue	$17,111	$18,506	$(1,395)	(8)%	$36,764	$38,186	$(1,422)	(4)%
Curation Foods is the Company’s natural food business consisting of avocado products, olive oil and vinegars. The Company continues to focus on divesting its remaining assets in support of its previously announced decision to focus the Company's Lifecore Biomedical segment. On December 13, 2021 the Company closed on the Eat Smart Disposition for $73.5 million in cash, subject to certain adjustments; those results have been reclassified as discontinued operations within the Company’s financial statements. On June 2, 2022 the Company sold its BreatheWay business for $3.2 million in cash. BreatheWay was previously represented as the

"Technology" category within the Curation Foods segment and prior year's results will remain classified in continuing operations. Additionally, subsequent to fiscal second quarter end, on February 7, 2023, the Company sold its avocado products business for $17.5 million, subject to certain adjustments.
Curation Foods realized total revenues from continuing operations of $17.1 million for the fiscal second quarter, representing a decrease of 8.0% as compared to the prior year period. The decrease was primarily driven by a (12.4)% decline in sales from O Olive, and a (3.0)% decrease in Avocado Products sales, and a 100% decline in Technology revenue as a result of the sale of the BreatheWay business.
GOING CONCERN
As further described in our Quarterly Report on Form 10-Q the three months ended November 27, 2022 (the “Current 10-Q”), the Company has evaluated its financial condition, and, based on this evaluation, the Company has determined that the existence of certain conditions and events raise substantial doubt about the Company’s ability to continue as a going concern within one year following the date the Current 10-Q was filed. As a result of this determination, all outstanding borrowings under the Company’s existing credit agreements are classified as short term on the consolidated balance sheets as of November 27, 2022 and May 29, 2022 contained in this earnings release and in the Current 10-Q.
CASH FLOW & BALANCE SHEET
Cash used in operations was $4.5 million for the six-month period ended November 27, 2022 compared to $4.3 million of cash used in the prior year period. Cash provided by investing activities decreased $36.2 million versus the prior year period primarily due to the timing of asset sales. Capital expenditures were $6.2 million for the six-month period ended November 27, 2022 primarily focused on supporting Lifecore’s long-term growth initiatives. Cash provided by financing activities was $12.7 million for the six-month period ended November 27, 2022, driven by borrowings under the Company’s line of credit and the sale of common stock.
The Company had cash and cash equivalents of $6.8 million as of November 27, 2022. Total bank debt, net of cash, at fiscal 2023 second quarter end was $140.1 million, consisting of its line of credit and term debt, compared to $136.5 million at fiscal 2022 year end.
Subsequent to fiscal second quarter end, on January 9, 2023, the Company announced the closing of a $38.75 million private placement (“PIPE”) of newly designated Series A convertible preferred stock. Simultaneously, the Company also amended its credit agreements to provide for, among other things, relief from certain financial covenants at that time.
RESTATED FISCAL 2022 FORM 10-K/A, AND FISCAL 2023 FIRST QUARTER 10-Q/A FILINGS, FISCAL 2023 SECOND QUARTER FORM 10-Q
The Company filed its restated Fiscal 2022 Form 10-K/A and Fiscal 2023 First Quarter Form 10-Q/A with the SEC today. These restatements were related to certain non-cash impairment charges related to the Company’s Curation Foods business contained in the Company’s previously issued (i) audited consolidated financial statements as of and for the year ended May 29, 2022 and (ii) unaudited consolidated financial statements as of and for the three months ended August 28, 2022. As previously announced, the Company sold its packaged salad and fresh vegetable business on December 13, 2021 and its avocado products business on February 7, 2023. The Company’s only remaining Curation Food’s asset is O Olive Oil & Vinegar.
WITHDRAWAL OF FISCAL 2023 GUIDANCE
Due to the Company's announcement of its intention to explore strategic alternatives, the Company is withdrawing its previously announced full year fiscal 2023 guidance.

CONFERENCE CALL
The live webcast can be accessed via Lifecore's website on the Investor Events & Presentations page. The webcast will be available for 30 days.
Date: Friday, March 17, 2023
Time: 8:30 a.m. Eastern time
Webcast link: http://ir.lifecore.com/events-presentations
To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization.
A replay of the call will be available through Friday, March 24, 2023 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 13737061.
About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.
Non-GAAP Financial Information
This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto, the Company’s ability to negotiate a favorable forbearance arrangement with the lenders, or at all, and the potential exercise by the lenders of their available remedies under our credit agreements, including the acceleration of all outstanding borrowings thereunder, the ability of the Company to continue as a going concern, the ability of the Company to conduct its strategic review process in a timely manner or at all, the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing and needs related to capital expenditures, the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	November 27, 2022	May 29, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,830	$1,643
Accounts receivable, less allowance for credit losses	35,689	48,172
Inventories	77,524	66,845
Prepaid expenses and other current assets	7,049	7,052
Total Current Assets	127,092	123,712

Property and equipment, net	118,852	118,531
Operating lease right-of-use assets	7,951	8,580
Goodwill	13,881	13,881
Trademarks/tradenames	7,400	8,700
Customer relationships	1,292	1,400
Other assets	2,605	3,002
Total Assets	$279,073	$277,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,971	$15,802
Accrued compensation	4,602	9,238
Other accrued liabilities	10,426	7,647
Current portion of lease liabilities	5,013	5,026
Deferred revenue	731	919
Line of credit	48,000	40,000
Current portion of long-term debt, net	98,953	98,178
Total Current Liabilities	195,696	176,810

Long-term lease liabilities	8,999	9,983
Deferred taxes, net	10	126
Other non-current liabilities	201	190
Total Liabilities	204,906	187,109

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 30,297 and 29,513 shares issued and outstanding at November 27, 2022 and May 29, 2022, respectively	30	30
Additional paid-in capital	174,036	167,352
Accumulated deficit	(99,899)	(76,099)
Accumulated other comprehensive loss	—	(586)
Total Stockholders’ Equity	74,167	90,697
Total Liabilities and Stockholders’ Equity	$279,073	$277,806

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 27, 2022	November 28, 2021	November 27, 2022	November 28, 2021
Product sales	$38,802	$43,452	$82,157	$85,084
Cost of product sales	31,694	28,737	68,797	59,934
Gross profit	7,108	14,715	13,360	25,150

Operating costs and expenses:
Research and development	2,118	1,856	4,166	3,729
Selling, general and administrative	10,773	8,012	21,435	17,482
Impairment of indefinite-lived intangible assets	1,300	—	1,300	—
Restructuring costs	823	707	1,870	2,541
Total operating costs and expenses	15,014	10,575	28,771	23,752
Operating (loss) income	(7,906)	4,140	(15,411)	1,398

Interest income	16	19	31	46
Interest expense	(4,219)	(3,094)	(7,897)	(9,772)
Other (expense) income, net	(336)	79	(515)	188
Net (loss) income before tax	(12,445)	1,144	(23,792)	(8,140)
Income tax benefit (expense)	(4)	3,085	(8)	4,736
Net (loss) income from continuing operations	$(12,449)	$4,229	$(23,800)	$(3,404)

Discontinued operations:
Loss from discontinued operations	$—	$(42,409)	$—	$(44,714)
Income tax benefit (expense)	—	(261)	—	200
Loss from discontinued operations, net of tax	—	(42,670)	—	(44,514)
Net loss	(12,449)	(38,441)	(23,800)	(47,918)

Diluted net loss per share
(Loss) income from continuing operations	$(0.42)	$0.14	$(0.80)	$(0.12)
Loss from discontinued operations	—	(1.45)	—	(1.51)
Total diluted net loss per share	$(0.42)	$(1.30)	$(0.80)	$(1.63)

Shares used in diluted per share computation	29,634	29,471	29,605	29,448

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Six Months Ended
	November 27, 2022	November 28, 2021
Cash flows from operating activities:
Net loss	$(23,800)	$(47,918)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Impairment of indefinite-lived intangible assets and goodwill	1,300	32,057
Depreciation, amortization of intangibles, debt costs, and right-of-use assets	7,237	10,959
Gain on disposal of property and equipment related to restructuring, net	—	(92)
Deferred taxes	(13)	(4,963)
Stock-based compensation expense	1,893	1,306
Gain on sale of BreatheWay	(2,108)	—
Net loss on disposal of property and equipment held and used	22	22
Provision (benefit) for expected credit losses	—	196
Other, net	86	(111)
Changes in current assets and current liabilities:
Accounts receivable, net	12,483	4,541
Inventories	(10,679)	(9,770)
Prepaid expenses and other current assets	(585)	(1,784)
Accounts payable	11,730	15,148
Accrued compensation	(4,636)	(5,090)
Other accrued liabilities	2,777	1,163
Deferred revenue	(188)	30
Net cash used in operating activities	(4,481)	(4,306)

Cash flows from investing activities:
Proceeds from sale of BreatheWay, net	3,135	—
Sale of investment in non-public company	—	45,100
Purchases of property and equipment	(6,182)	(13,010)
Proceeds from sales of property and equipment	—	1,082
Net cash (used in) provided by investing activities	(3,047)	33,172

Cash flows from financing activities:
Payments on long-term debt	(76)	(41,426)
Proceeds from lines of credit	8,800	26,000
Payments on lines of credit	(800)	(13,000)
Payments for debt issuance costs	—	(132)
Taxes paid by Company for employee stock plans	(209)	(512)
Proceeds from sale of common stock	5,000	—
Net cash provided by (used in) financing activities	12,715	(29,070)

Net increase (decrease) in cash and cash equivalents	5,187	(204)
Cash and cash equivalents, beginning of period	1,643	1,295
Cash and cash equivalents, end of period	$6,830	$1,091

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$2,700	$1,105

LIFECORE BIOMEDICAL, INC.
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 27, 2022	November 28, 2021	Amount	%	November 27, 2022	November 28, 2021	Amount	%
Revenues:
Curation Foods	$17,111	$18,506	$(1,395)	(8)%	$36,764	$38,186	$(1,422)	(4)%
Lifecore	21,691	24,946	(3,255)	(13)%	45,393	46,898	(1,505)	(3)%
Total revenues	$38,802	$43,452	$(4,650)	(11)%	$82,157	$85,084	$(2,927)	(3)%

Gross profit:
Curation Foods	$433	$3,000	$(2,567)	(86)%	$585	$7,671	$(7,086)	(92)%
Lifecore	6,675	11,715	(5,040)	(43)%	12,775	17,479	(4,704)	(27)%
Total gross profit	$7,108	$14,715	$(7,607)	(52)%	$13,360	$25,150	$(11,790)	(47)%

Net (loss) income from continuing operations:
Curation Foods	$(3,295)	$(747)	$(2,548)	(341)%	$(6,017)	$(1,030)	$(4,987)	(484)%
Lifecore	916	5,682	(4,766)	(84)%	1,419	6,262	(4,843)	(77)%
Other	(10,070)	(706)	(9,364)	(1326)%	(19,202)	(8,636)	(10,566)	(122)%
Total net (loss) income from continuing operations	$(12,449)	$4,229	$(16,678)	N/M	$(23,800)	$(3,404)	$(20,396)	(599)%
Loss from discontinued operations, net of tax:
Curation Foods	$—	$(42,670)	$42,670	(100)%	$—	$(44,514)	$44,514	(100)%
Net loss	$(12,449)	$(38,441)	$25,992	68%	$(23,800)	$(47,918)	$24,118	50%

EBITDA:
Curation Foods	$(3,543)	$(42,974)	$39,431	92%	$(5,161)	$(44,301)	$39,140	88%
Lifecore	3,033	9,130	(6,097)	(67)%	5,450	11,420	(5,970)	(52)%
Other	(5,290)	(2,022)	(3,268)	(162)%	(9,824)	(5,008)	(4,816)	(96)%
Total EBITDA	$(5,800)	$(35,866)	$30,066	84%	$(9,535)	$(37,889)	$28,354	75%

Non-GAAP Financial Information and Reconciliations
EBITDA and adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Three Months Ended		Six Months Ended
	November 27, 2022	November 28, 2021	November 27, 2022	November 28, 2021
Net loss	$(12,449)	$(38,441)	$(23,800)	$(47,918)
Interest expense, net of interest income	4,203	3,075	7,866	9,726
Income tax (benefit) expense	4	(3,085)	8	(4,736)
Depreciation and amortization	2,442	2,585	6,391	5,039
Total EBITDA	$(5,800)	$(35,866)	$(9,535)	$(37,889)
Restructuring and other non-recurring charges (1)	4,143	1,400	6,821	4,029
Impairment of indefinite-lived intangible assets	1,300	—	1,300	—
Loss from discontinued operations, net of tax	—	42,670	—	44,514
Total adjusted EBITDA	$(357)	$8,204	$(1,414)	$10,654

(Unaudited and in thousands)	Lifecore	Curation Foods	Other	Total
Three months ended November 27, 2022
Net (loss) income	$916	$(3,295)	$(10,070)	$(12,449)
Interest expense, net of interest income	(16)	—	4,219	4,203
Income tax (benefit) expense	290	(836)	550	4
Depreciation and amortization	1,843	588	11	2,442
Total EBITDA	3,033	(3,543)	(5,290)	(5,800)
Restructuring and other non-recurring charges (1)	65	633	3,445	4,143
Impairment of indefinite-lived intangible assets	—	1,300	—	1,300
Total adjusted EBITDA	$3,098	$(1,610)	$(1,845)	$(357)

Six months ended November 27, 2022
Net (loss) income	$1,419	$(6,017)	$(19,202)	$(23,800)
Interest expense, net of interest income	(31)	1	7,896	7,866
Income tax (benefit) expense	448	(1,901)	1,461	8
Depreciation and amortization	3,614	2,756	21	6,391
Total EBITDA	5,450	(5,161)	(9,824)	(9,535)
Restructuring and other non-recurring charges (1)	125	568	6,128	6,821
Impairment of indefinite-lived intangible assets		1,300		1,300
Total adjusted EBITDA	$5,575	$(3,293)	$(3,696)	$(1,414)

Three Months Ended November 28, 2021
Net (loss) income	$5,682	$(43,417)	$(706)	$(38,441)
Interest expense and loss on debt refinancing, net of interest income	(19)	136	2,958	3,075
Income tax (benefit) expense	1,794	(579)	(4,300)	(3,085)
Depreciation and amortization	1,673	886	26	2,585
Total EBITDA	9,130	(42,974)	(2,022)	(35,866)
Restructuring and other non-recurring charges (1)	—	(1)	1,401	1,400
Loss from discontinued operations, net of tax	—	42,670	—	42,670
Total adjusted EBITDA	$9,130	$(305)	$(621)	$8,204

Six Months Ended November 28, 2021
Net (loss) income	$6,262	$(45,544)	$(8,636)	$(47,918)
Interest expense and loss on debt refinancing, net of interest income	(39)	273	9,492	9,726
Income tax (benefit) expense	1,977	(797)	(5,916)	(4,736)
Depreciation and amortization	3,220	1,767	52	5,039
Total EBITDA	11,420	(44,301)	(5,008)	(37,889)
Restructuring and other non-recurring charges (1)	—	467	3,562	4,029
Loss from discontinued operations, net of tax	—	44,514	—	44,514
Total adjusted EBITDA	$11,420	$680	$(1,446)	$10,654
(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the second quarter of fiscal year 2023, the Company incurred (1) $0.8 million of restructuring charges, primarily related to legal costs, and $3.3 million of certain non-recurring charges primarily related to consolidating and optimizing operations associated with Project SWIFT.